Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-Q of Motus GI Holdings, Inc. for the period ended June 30, 2023 (the “Report”), each of the undersigned hereby certifies in his capacity as an officer of Motus GI Holdings, Inc. (the “Company”) that to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2023	By:	/s/ Mark Pomeranz
Mark Pomeranz
Chief Executive Officer
(Principal Executive Officer)

Dated: August 14, 2023	By:	/s/ Ravit Ram
Ravit Ram
Chief Financial Officer
(Principal Financial Officer)

Dated: August 14, 2023	By:	/s/ Elad Amor
Elad Amor
Chief Accounting Officer
(Principal Accounting Officer)

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Motus GI Holdings, Inc. and will be retained by Motus GI Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.